EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement our reports dated February 9, 1996 relating to the consolidated financial statements and schedules of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.




                                       BDO SEIDMAN, LLP


New York, New York
May 15, 1996



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